UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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ADVANCED MAGNETICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADVANCED MAGNETICS, INC.
61 Mooney Street
Cambridge, Massachusetts 02138

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On February 7, 2006

The Annual Meeting of Stockholders of Advanced Magnetics, Inc. will be held at our principal executive offices at 61 Mooney Street, Cambridge, Massachusetts 02138 on Tuesday, February 7, 2006 at 10:00 a.m., local time, to consider and act upon the following matters:

1.                 To elect seven members of the Board of Directors to serve until the next annual meeting and until their successors have been elected and qualified;

2.                 To approve an amendment and restatement of our 2000 Stock Plan to, among other things, increase the number of shares of our common stock available for issuance under such plan by 1,000,000 to 2,000,000 shares;

3.                 To approve an amendment to our Certificate of Incorporation, as amended, increasing the number of shares of our common stock authorized thereunder from 15,000,000 to 25,000,000; and

4.                 To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on December 12, 2005 are entitled to notice of, and will be entitled to vote at, the Annual Meeting or any adjournment thereof. A list of the stockholders of record entitled to vote will be available for inspection at our principal offices for ten days prior to the Annual Meeting. Our stock transfer books will remain open between the record date and the date of the Annual Meeting.

By Order of the Board of Directors

MARLENE KAPLAN GOLDSTEIN,
Secretary
Cambridge, Massachusetts
December 22, 2005

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.  DO NOT SEND ANY CERTIFICATES WITH YOUR PROXY CARD. IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, YOU MAY BE ELIGIBLE TO VOTE ELECTRONICALLY OR BY TELEPHONE. PLEASE REFER TO THE ENCLOSED FORM FOR INSTRUCTIONS.

ADVANCED MAGNETICS, INC.
61 Mooney Street
Cambridge, Massachusetts 02138

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

To Be Held On February 7, 2006

THE ANNUAL MEETING

Our Board of Directors is soliciting proxies for use at the Annual Meeting of Stockholders to be held at our principal executive offices at 61 Mooney Street, Cambridge, Massachusetts 02138 on Tuesday, February 7, 2006 at 10:00 a.m., local time, and at any adjournment of the Annual Meeting. This proxy statement explains the agenda, voting information and procedures. Please read it carefully.

At the Annual Meeting, a proposal to elect Messrs. Sheldon L. Bloch, Jerome Goldstein and Mark Skaletsky and Drs. Michael D. Loberg, Brian J.G. Pereira, Edward B. Roberts and Theodore I. Steinman as directors will be subject to a vote of stockholders. In addition, proposals to (1) amend and restate our 2000 Stock Plan to, among other things, increase the number of shares of our common stock that may be issued under the plan by 1,000,000 to 2,000,000, and (2) approve an amendment to our Certificate of Incorporation, as amended, increasing the number of shares of our common stock authorized thereunder from 15,000,000 to 25,000,000, will be subject to a vote of stockholders.

In this proxy statement, references to “the Company,” “Advanced Magnetics,” “we,” “us,” or “our” mean Advanced Magnetics, Inc.

WHO IS ENTITLED TO ATTEND AND VOTE AT THE ANNUAL MEETING?

December 12, 2005 was the record date for the determination of stockholders entitled to attend and vote at the Annual Meeting. December 12, 2005 is referred to in this proxy statement as “the Record Date.”

HOW MANY VOTES DO I HAVE?

Each stockholder is entitled to one vote for each share of common stock held by such stockholder on the Record Date.

WHAT MATERIALS SHOULD I BE RECEIVING IN CONNECTION WITH THE MEETING?

Our Annual Report, including audited financial statements for the fiscal year ended September 30, 2005, is being mailed to you along with this proxy statement. This proxy statement and accompanying form of proxy will first be mailed to stockholders on or about December 22, 2005.

In order to reduce printing and postage costs, ADP Investor Communication Services (“ADP”), which handles the mailing of our Annual Report and proxy materials to those who hold our shares through a broker or bank or in “street name,” has undertaken an effort to deliver only one Annual Report and one proxy statement to multiple stockholders who hold their shares in street name and who share the same address. This delivery method, called “householding,” is not being used however, if ADP has received contrary instructions from one or more of our stockholders who share an address. We do not provide for householding directly for stockholders of record.

If your household has received only one Annual Report and one proxy statement, Advanced Magnetics will promptly deliver a separate copy of the Annual Report and the proxy statement at no charge to any stockholder who sends a written request to Investor Relations, c/o Advanced Magnetics, Inc., 61 Mooney Street, Cambridge, MA 02138-1038 or calls our Investor Relations Department at (617) 497-2070 and requests a separate copy. You may also notify ADP that you would like to receive separate copies of our Annual Report and proxy statement in the future by writing or calling your bank or broker. Even if your household has received only one Annual Report and one proxy statement, a separate proxy card should have been provided for each stockholder account. Each proxy card should be signed, dated, and returned in the enclosed self-addressed envelope. If your household has received multiple copies of our Annual Report and proxy statement, you may request the delivery of single copies in the future by completing the enclosed consent, if applicable, or writing or calling ADP directly.

WHAT CONSTITUTES A QUORUM AT THE MEETING?

The representation in person or by proxy of at least a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. As of the Record Date, there were 9,910,229 shares of our common stock outstanding. For purposes of determining whether a quorum exists, votes withheld from any nominee, abstentions and broker “non-votes” (described below) are counted as present or represented.

HOW DO I VOTE BY PROXY?

Your vote is very important to us. Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and return it in the envelope provided. No postage is required if your proxy card is mailed in the United States.

Where you have specified a choice on the accompanying proxy card with respect to the proposals, your shares will be voted in accordance with your specifications. If you sign the proxy card but do not make specific choices, your shares will be voted in favor of the proposals.

If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, your shares will be voted in accordance with the judgment of the persons named in your proxy. At present, the Board of Directors knows of no other matters to be presented at the Annual Meeting.

WHAT IF I GET MORE THAN ONE PROXY CARD?

This means that you have more than one account at the transfer agent and/or with a broker. Please sign and return all proxy cards to be sure that all of your shares are voted.

CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

A large number of banks and brokerage firms are participating in the ADP’s online program. This program provides eligible stockholders the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card in the self-addressed, postage-paid envelope provided.

HOW DO I VOTE IF MY SHARES ARE HELD BY MY BROKER?

If your shares are held by your broker in “street name,” you will need to instruct your broker how to vote your shares in the manner provided by your broker. Your broker may also offer electronic or telephonic voting, as described above.

WHAT DISCRETION DOES MY BROKER HAVE TO VOTE MY SHARES HELD IN “STREET NAME”?

Most brokers would be permitted to vote your shares with respect to the election of directors even if they do not receive instructions from you in a timely manner, so long as they hold your shares in their name and have requested your instructions. There are, however, certain matters, such as the proposed amendment to our Certificate of Incorporation, with respect to which brokers do not have such discretionary authority. A broker “non-vote” occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because it did not have discretionary authority to do so and did not receive specific voting instructions from the beneficial owner. Such “non-votes” will be counted in determining whether there is a quorum.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes. You may change your vote at any time before the proxy is exercised by delivering written notice to the Secretary of the Company “revoking” your earlier vote, submitting to our transfer agent a properly completed and signed proxy card with a later date or voting in person at the Annual Meeting.

HOW DO I VOTE IN PERSON?

If you plan to attend the Annual Meeting and vote in person, we will give you a ballot or a new proxy card when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on December 12, 2005, the Record Date for voting at the Annual Meeting. Positive identification will be required to vote your shares in person.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

For the election of directors.   Our directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting. If you do not vote for a particular nominee, or you withhold authority for one or all nominees, your vote will not count either “for” or “against” the nominee, although it will be counted for purposes of determining whether there is a quorum.

For the amendment and restatement of the 2000 Stock Plan.   The affirmative vote of the holders of a majority of the shares of common stock present or represented, and voting, at the Annual Meeting is required for approval of the proposed amendment and restatement of our 2000 Stock Plan. Abstentions and broker “non-votes” are not considered to have been voted “for” or “against” this proposal and have the practical effect of reducing the number of affirmative votes required to approve the amendment and restatement of the plan.

For the amendment of our Certificate of Incorporation.   The affirmative vote of the holders of a majority of the shares of common stock issued and outstanding is required for approval of the proposed amendment of our Certificate of Incorporation. Given the vote required for this proposal, abstentions and broker “non-votes” have the effect of negative votes.

For other matters.   The affirmative vote of the holders of a majority of the shares of common stock present or represented, and voting, at the Annual Meeting is required for approval of all other matters, if any, to be submitted to stockholders at the Annual Meeting. Abstentions and broker “non-votes” are not considered to have been voted on any matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter. At present, the Board of Directors knows of no other matters to be presented for stockholder action at the Annual Meeting.

HOW IS THE COMPANY SOLICITING PROXIES AND TABULATING VOTES?

We will bear all costs of solicitation of proxies. In addition, we have retained Georgeson Shareholder to assist us in the mailing and distribution of our proxy materials for the Annual Meeting. We have agreed to pay approximately $1,500 to Georgeson Shareholder for such proxy solicitation services. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their out-of-pocket expenses in connection with this process.

Votes will be tabulated by American Stock Transfer and Trust Company as Transfer Agent/Registrar of the Company.

WHAT IS THE DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS?

If you wish to submit proposals to be included in our fiscal year 2006 proxy statement, we must receive such proposals at our principal executive offices not later than August 24, 2006. Proposals must satisfy the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, or the Exchange Act. In order to curtail controversy as to the date on which a proposal was received by us, we suggest that you submit your proposals by registered mail, return receipt requested, attention: General Counsel and Vice President of Legal Affairs.

The deadline for providing us with timely notice of matters that you otherwise desire to introduce at our next annual meeting of stockholders, other than those that will be included in our proxy materials, is November 7, 2006. If you wish to present a proposal, but you fail to notify us by the close of business on November 7, 2006, you will not be entitled to present the proposal at the meeting. Under the rules of the Securities and Exchange Commission, or SEC, the persons chosen by us to serve as proxies will be permitted to exercise their discretionary voting authority to direct the voting of proxies on any matter submitted for a vote at the next annual meeting of stockholders if notice concerning proposal of such matter was not received on or prior to November 7, 2006. In order to curtail any controversy as to the date on which a proposal was received by us, we suggest that you submit your proposals by registered mail, return receipt requested, attention: General Counsel and Vice President of Legal Affairs.

STOCK OWNERSHIP

HOW MUCH STOCK DO THE COMPANY’S DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS OWN?

The following table sets forth information regarding the beneficial ownership of our common stock by certain individuals and entities. In general, “beneficial ownership” includes those shares a person or entity has the power to vote or transfer, and stock options, warrants and similar rights that are exercisable currently or within 60 days. As of the Record Date, there were 9,910,229 shares of our common stock outstanding. The following table shows the amount of our common stock beneficially owned as of the Record Date by:

•       each person known by us to own beneficially more than 5% of our common stock;

•       each of our directors and nominees;

•       each of our executive officers listed in the Summary Compensation Table, otherwise known as the Named Executive Officers; and

•       all of our directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding
Jeffrey R. Jay, M.D.(2) c/o Great Point Partners LLC 2 Pickwick Plaza, Suite 450 Greenwich, CT 06830	1,748,839	17.2%
Great Point Partners LLC(3) 2 Pickwick Plaza, Suite 450 Greenwich, CT 06830	1,685,653	16.5%
BVF Partners L.P.(4) 227 West Monroe Street, Suite 4800 Chicago, Illinois 60606	1,275,133	12.9%
Jerome Goldstein(5)(6)(7)	954,775	9.6%
Marlene Kaplan Goldstein(5)(6)(8)	944,987	9.5%
Allan B. Goldstein, M.D.(9) 192 Stonehurst Drive Tenafly, New Jersey 07670	770,702	7.8%
Westfield Capital Management Co LLC(10) One Financial Center Boston, Massachusetts 02111-2690	504,100	5.1%
Leslie Goldstein(11) c/o Ingalls & Snyder LLC 61 Broadway New York, New York 10006	491,862	5.0%
Brian J.G. Pereira, M.D.(12)	180,942	1.8%
Edward B. Roberts, Ph.D.(13)	134,681	1.4%
Michael D. Loberg, Ph.D.(14)	87,750	*
Sheldon L. Bloch(15)	74,950	*
Theodore I. Steinman, M.D.(16)	25,000	*
Mark Skaletsky(17)	25,000	*
Michael N. Avallone(18)	5,000	*
All directors and executive officers as a group (9 persons)(19)	1,494,098	14.5%

*       Less than 1%.

(1)   Unless otherwise indicated, each stockholder referred to above has sole voting and investment power with respect to the shares listed and the address of each stockholder is: c/o Advanced Magnetics, Inc., 61 Mooney Street, Cambridge, Massachusetts 02138.

(2)   Based solely upon a Form 3 and a Schedule 13G filed with the SEC on June 9, 2005. Great Point Partners, LLC is the investment manager of Biomedical Value Fund, L.P. and Biomedical Offshore Value Fund, Ltd. Jeffrey R. Jay is a senior managing member of Great Point Partners, LLC and has shared voting and investment power with respect to securities held by Biomedical Value Fund, L.P. and Biomedical Offshore Value Fund, Ltd. Biomedical Value Fund, L.P. is the beneficial owner of 698,232 shares and presently exercisable warrants to purchase 136,842 shares. Biomedical Offshore Value Fund, Ltd. is the beneficial owner of 710,578 shares and presently exercisable warrants to purchase 140,000 shares. Jeffrey R. Jay, M.D. directly beneficially owns 52,630 shares and presently exercisable warrants to purchase 10,526 shares.

(3)   Based solely upon a Form 3 and a Schedule 13G filed with the SEC on June 9, 2005. Great Point Partners, LLC is the investment manager of Biomedical Value Fund, L.P. and Biomedical Offshore Value Fund, Ltd. Jeffrey R. Jay is a senior managing member of Great Point Partners, LLC and has shared voting and investment power with respect to securities held by Biomedical Value Fund, L.P. and Biomedical Offshore Value Fund, Ltd. Biomedical Value Fund, L.P. is the beneficial owner of 698,232 shares and presently exercisable warrants to purchase 136,842 shares. Biomedical Offshore Value Fund, Ltd. is the beneficial owner of 710,578 shares and presently exercisable warrants to purchase 140,000 shares. Does not include 52,630 shares and presently exercisable warrants to purchase 10,526 shares held directly by Jeffrey R. Jay, M.D.

(4)   Based solely upon a Form 4 filed with the SEC on August 15, 2005 and a Schedule 13D/A and a Schedule 13G filed with the SEC on August 16, 2005. BVF Partners L.P. and BVF Inc., an investment advisor to and general partner of BVF Partners L.P., are the beneficial owners of 1,275,133 shares. BVF Partners L.P. is the general partner of Biotechnology Value Fund, L.P. and Biotechnology Value Fund II, L.P., both investment limited partnerships. BVF Partners L.P. is also the manager of BVF Investments L.L.C. and the investment manager of Investments 10, L.L.C., an Illinois limited liability company. Mark N. Lampert is the sole shareholder and sole director of BVF Inc., and is an officer of BVF Inc.

(5)   Jerome Goldstein and Marlene Kaplan Goldstein are husband and wife, and each disclaims control or beneficial ownership of shares held by the other.

(6)   Includes 38,900 shares held by the Kaplan Goldstein Family Foundation, a charitable foundation whose trustees are Jerome Goldstein, Marlene Kaplan Goldstein, and Mr. and Ms. Goldstein’s adult children, each of whom share voting and investment power and each disclaims control or beneficial ownership of such shares.

(7)   Includes 375,000 shares held in Mr. Goldstein’s grantor retained annuity trusts for which Mr. Goldstein’s spouse is one of the trustees and another 375,000 shares held in Mr. Goldstein’s spouse’s grantor retained annuity trusts for which Mr. Goldstein is one of the trustees and has shared voting and investment power. Includes 1,500 shares held by the Michael Max Goldstein Living Trust, of which Mr. Goldstein is a Trustee. Also includes 18,672 shares issuable to Mr. Goldstein pursuant to options currently exercisable or exercisable within 60 days of the Record Date. Does not include 156,087 shares held directly by Mr. Goldstein’s spouse.

(8)   Includes 375,000 shares held in Ms. Goldstein’s grantor retained annuity trusts for which Ms. Goldstein’s spouse is one of the trustees and another 375,000 shares held in Ms. Goldstein’s spouse’s grantor retained annuity trusts for which Ms. Goldstein is one of the trustees and has shared voting and investment power. Does not include 145,703 shares held directly by Ms. Goldstein’s spouse, 18,672 shares issuable to Ms. Goldstein’s spouse pursuant to options currently exercisable or exercisable within 60 days of the Record Date, or 1,500 shares held by the Michael Max Goldstein Living Trust, of which Ms. Goldstein’s spouse is a Trustee.

(9)   Includes 375,000 shares held in Jerome Goldstein’s grantor retained annuity trusts, 375,000 shares held in Marlene Kaplan Goldstein’s grantor retained annuity trusts, for each of which Mr. Goldstein is a trustee and has shared voting and investment power. Dr. Goldstein disclaims control or beneficial ownership of the shares held in such grantor retained annuity trusts. Also includes 16,152 shares held by Banjo Investments, LLC, as to which Dr. Goldstein is the sole Manager and has sole voting and investment power and 1,500 shares held by the Michael Max Goldstein Living Trust, of which Dr. Goldstein is a Trustee. Does not include 450 shares held by Dr. Goldstein’s spouse in an individual retirement account.

(10) Based solely upon a Schedule 13G filed with the SEC on February 14, 2005.

(11) Based solely upon a Schedule 13G/A filed with the SEC on January 28, 2005, Leslie Goldstein is deemed to have beneficial ownership of 436,248 shares, including 200,000 shares held by The Leslie Goldstein and Roslyn Goldstein Foundation of which Leslie Goldstein is a co-trustee and 136,248 shares owned by clients of Ingalls & Snyder LLC, a registered broker-dealer, over which Leslie Goldstein has discretionary investment authority.

(12) Includes 162,000 shares issuable to Dr. Pereira pursuant to options currently exercisable or exercisable within 60 days of the Record Date and 3,157 shares issuable to Dr. Pereira pursuant to presently exercisable warrants to purchase common stock.

(13) Comprised of 64,200 shares held by the Edward B. Roberts 2004 Qualified Annuity Interest Trust, in which Dr. Roberts and his spouse are trustees and share voting and investment power, 21,931 shares held by the Nancy H. Roberts 2004 Qualified Annuity Interest Trust, in which Dr. Roberts and his spouse are trustees and share voting and investment power, and 48,550 shares issuable to Dr. Roberts pursuant to options currently exercisable or exercisable within 60 days of the Record Date.

(14) Includes 77,750 shares issuable to Dr. Loberg pursuant to options exercisable within 60 days of the Record Date.

(15) Comprised of 13,000 shares jointly owned with Mr. Bloch’s spouse, 600 shares jointly owned with Mr. Bloch’s daughter and 600 shares jointly owned with Mr. Bloch’s son, in all of which Mr. Bloch shares voting and investment power. Also includes 60,750 shares issuable to Mr. Bloch pursuant to options currently exercisable or exercisable within 60 days of the Record Date. Does not include 1,200 shares held by Mr. Bloch’s spouse for which Mr. Bloch disclaims control or beneficial ownership.

(16) Comprised of 25,000 shares issuable to Dr. Steinman pursuant to options currently exercisable or exercisable within 60 days of the Record Date. Does not include 1,000 shares held by the Steinman Family Limited Partnership, for which Dr. Steinman is the administrator, as to which Dr. Steinman disclaims control or beneficial ownership.

(17) Comprised of 25,000 shares issuable to Mr. Skaletsky pursuant to options currently exercisable or exercisable within 60 days of the Record Date.

(18) Comprised of 5,000 shares issuable to Mr. Avallone pursuant to options currently exercisable or exercisable within 60 days of the Record Date.

(19) Includes 876,531 shares held in trusts and charitable foundations, 14,200 shares owned jointly with spouses or children of directors and Executive Officers, and 431,879 shares issuable pursuant to options or warrants currently exercisable or exercisable within 60 days of the Record Date. Also includes 6,000 shares issuable to Joseph L. Farmer, our General Counsel and Vice President of Legal Affairs, as of February 2005, pursuant to options currently exercisable or exercisable within 60 days of the Record Date. Does not include shares beneficially owned by former executive officers of the Company.

PROPOSAL I: ELECTION OF DIRECTORS

You are being asked to vote for seven directors at this Annual Meeting. The persons named in the enclosed proxy will vote to elect as directors the seven nominees named below, all of whom are currently directors of the Company, unless you withhold authority to vote for the election of any or all of the directors by marking the proxy to that effect. Our directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting.

Each director elected will hold office until the next annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal. Each of the nominees has indicated his willingness to serve, if elected, but if a nominee should be unable to serve, the proxies may be voted for a substitute nominee designated by us.

Set forth below are the name and age of each nominee and the positions and offices held by him, his principal occupation and business experience during the past five years and the year of the commencement of his term as a director of the Company.

Sheldon L. Bloch, age 67, has been a director since April 2001. Mr. Bloch was President and Chief Executive Officer of CompuCyte Corporation from 1991 to November 2001. He also served as President and Chief Operating Officer of Enzo Diagnostics from 1988 to 1990. Prior to that, he served for over ten years as Senior Vice President, Marketing & Business Development in the Clinical Assay Division of Baxter-Travenol. He was also a co-founder of Matritech, Inc.

Jerome Goldstein, age 66, has been a director since 1981. Mr. Goldstein is a founder of the Company and has been Chairman of the Board of Directors, Chief Executive Officer and Treasurer since the Company’s incorporation in November 1981. He also served as our President from the Company’s incorporation until June 1997 and from February 2001 to November 2005. Mr. Goldstein also was a co-founder of Clinical Assays, Inc., serving from 1972 to 1980 as Vice President and then as President.

Michael D. Loberg, Ph.D., age 58, has been a director since 1997. Dr. Loberg has been Chief Executive Officer and a member of the board of directors of NitroMed, Inc. since September 1997 and has served as President of NitroMed, Inc. since September 2003. Prior to 1997, he served for twenty years in various senior management positions at Bristol-Myers Squibb Company, including President of Squibb Diagnostics, President of BMS Northern Europe and President of BMS Specialty Pharmaceuticals.

Brian J.G. Pereira, M.D., age 47, has been a director since July 2004 and was elected President of the Company in November 2005. Dr. Pereira served as President and Chief Executive Officer of the New England Health Care Foundation, a physician’s group at Tufts-New England Medical Center from October 2001 to November 2005, and held various other positions at Tufts-New England Medical Center from 1993 to 2001. He is a Professor of Medicine at Tufts University School of Medicine and at the Sackler School of Biomedical Sciences of Tufts University. Dr. Pereira served as President of the National Kidney Foundation from 2002 to 2004, and has served on the editorial board of twelve scientific journals. He also serves as a director of the National Kidney Foundation, Aksys, Inc., Kidney Care Partners, Wellbound Inc., and Satellite Health Care Inc. In addition, Dr. Pereira is a member of the advisory boards of Amgen, Inc. and Sigma-Tau Pharmaceuticals, Inc. along with several other organizations.

Edward B. Roberts, Ph.D., age 70, has been a director since 1981. Dr. Roberts has been a Professor at the Sloan School of Management at the Massachusetts Institute of Technology since 1961. He was a co-founder and the Chairman of Pugh-Roberts Associates, Inc., a management consulting firm that is now a division of PA Consulting Group, Inc. He also was a co-founder and general partner of Zero Stage Capital Management, L.P., a venture capital limited partnership. Dr. Roberts is a director of Sohu.com, Inc. and Medical Information Technology, Inc.

Mark Skaletsky, age 57, has been a director since November 2003. Mr. Skaletsky has been President, Chairman and Chief Executive Officer of Trine Pharmaceuticals, Inc. (f/k/a Essential Therapeutics, Inc.) since March 2001. In May 2003, Essential Therapeutics, Inc. filed a Chapter 11 bankruptcy petition which was favorably resolved in October 2003. From 1993 to 2000, Mr. Skaletsky was the President and Chief Executive Officer of GelTex Pharmaceuticals, Inc. Prior to that, he served as Chairman and Chief Executive Officer of Enzytech, Inc. and as President and Chief Operating Officer of Biogen, Inc. Mr. Skaletsky serves on the Board of Directors of Isis Pharmaceuticals, Inc., ImmunoGen, Inc. and Icoria, Inc. (f/k/a Paradigm Genetics, Inc.) and is a member of the Board of Trustees of Bentley College and also serves on the Board of Directors and is the former Chairman of the Biotechnology Industry Organization (“BIO”).

Theodore I. Steinman, M.D., age 67, has been a director since November 2003. Dr. Steinman is a Senior Physician in the Division of Nephrology at Beth Israel Deaconess Medical Center and Brigham and Womens Hospital and has been a Professor of Medicine at Harvard Medical School since 1993. He is a past President of the National Kidney Foundation of Massachusetts, a member of the Medical Advisory Board of the Kidney Disease Outcomes Initiative (“K/DOQI”) of the National Kidney Foundation, a member of the Board of Directors of the National Kidney Foundation, a member of the National Institutes of Health (“NIH”), National Institute of Diabetes, Digestive and Kidney Diseases (“NIDDK”), Division of Kidney, Urologic and Hematologic Diseases (“DKUHD”), National Kidney Disease Education Program Steering Committee, a past President of the Renal Physicians’ Association and past Chairman of the Scientific Advisory Committee of the Polycystic Kidney Foundation.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE NOMINEES LISTED ABOVE.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

THE BOARD OF DIRECTORS

HOW OFTEN DID THE BOARD MEET IN FISCAL YEAR 2005 AND HOW MANY OF THE DIRECTORS ARE INDEPENDENT?

The Board of Directors met 10 times during the fiscal year ended September 30, 2005 and took action by written consent four times. With the exception of Dr. Pereira, who attended 70% of the meetings of the full Board, each director attended at least 75% of the meetings of the Board and of the committees of the Board on which he served. It is our policy that our directors are expected to attend each annual meeting of stockholders. All of our directors attended the annual meeting for the fiscal year ended September 30, 2004. Other than Mr. Goldstein and Dr. Pereira, each director is “independent” as such term is defined in the listing standards of the American Stock Exchange. The Board has affirmatively determined that no independent director has any material relationship with us that would interfere with the exercise of independent judgment.

In addition, our independent directors meet regularly and at least annually in executive session without the presence of non-independent directors and management.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

Under our by-laws, our Board of Directors may designate committees composed of members of the Board to exercise the power and authority of the Board in the management of the business and affairs of the Company, subject to limitations imposed by law. Our Board has a standing Audit Committee, composed of Sheldon L. Bloch, Michael D. Loberg and Edward B. Roberts, each of whom is “independent” as such term is defined in the listing standards of the American Stock Exchange and the rules of the SEC. Our Board has adopted a charter for the Audit Committee and it is available on our website at www.advancedmagnetics.com, under the heading “Investors”; however, information found on our website is not incorporated by reference into this proxy statement. Our Board has determined that each of Mr. Bloch, Dr. Loberg and Dr. Roberts qualifies as an “audit committee financial expert” as defined by SEC regulations. Among other duties, the Audit Committee evaluates and selects our independent auditors, reviews the audited financial statements and discusses the adequacy of our internal control over financial reporting with management and the auditors. The Audit Committee also supervises the relationship between the Company and our outside auditors, reviews the scope of both audit and non-audit services and related fees, and evaluates the independence of the outside auditors. The Audit Committee conducted seven formal meetings during the fiscal year ended September 30, 2005 and took action by written consent one time.

In November 2003, our Board established a “Qualified Legal Compliance Committee” within the meaning of the rules of the SEC that is responsible for the receipt, retention and consideration of reports from our legal counsel of material violations of law by the Company’s directors, officers, employees or agents. The committee, which is currently composed of Messrs. Bloch and Skaletsky and Drs. Loberg, Roberts, and Steinman, did not meet during the fiscal year ended September 30, 2005.

Our Board did not have a standing compensation committee during the fiscal year ended September 30, 2005, however, the non-employee directors, including Messrs. Bloch and Skaletsky and Drs. Loberg, Roberts, Pereira and Steinman, met apart from management and performed similar functions during the fiscal year. Dr. Pereira will not perform such functions during the fiscal year ending September 30, 2006.

On November 9, 2004, our Board established a Nominating Committee, which is currently composed of Messrs. Bloch and Skaletsky and Drs. Loberg, Roberts, and Steinman, each of whom is “independent” as such term is defined in the listing standards of the American Stock Exchange. Our Board has adopted a charter for such committee and it is available on our website at www.advancedmagnetics.com, under the heading “Investors”; however, information found on our website is not incorporated by reference into this proxy statement. The responsibilities of our Nominating Committee include the identification of individuals qualified to become members of our Board and selecting or recommending the director nominees for each annual meeting of stockholders or when vacancies occur. Although the Nominating Committee did not meet during the fiscal year ended September 30, 2005, the committee met in November 2005 to consider nominations for the election of directors at the Annual Meeting. The nominations for the election of directors at the Annual Meeting are based upon the unanimous recommendation of the Nominating Committee.

In considering candidates to serve as directors, the Nominating Committee considers all factors it deems relevant, including: intelligence; personal integrity and sound judgment; business and professional skills and experience; familiarity with our business and the industry in general; independence from management; ability to devote sufficient time to Board business; commitment to regularly attend and participate in meetings of our Board and its committees; and concern for the long-term interests of the stockholders. In seeking candidates for directors, members of our Nominating Committee may (1) use their business, professional and personal contacts; (2) accept the recommendations from other Board members, stockholders or management; and/or (3) engage a professional search firm.

CAN STOCKHOLDERS MAKE RECOMMENDATIONS FOR NOMINEES AS DIRECTORS?

Our Nominating Committee will consider candidates for nominees as directors who are recommended by stockholders. A stockholder wishing to make a recommendation of a nominee should write to our General Counsel, c/o Advanced Magnetics, Inc. at our principal executive offices at 61 Mooney Street, Cambridge, MA 02138 no later than November 7, 2006. Such communication should (1) describe why the candidate meets the Board’s criteria described above; (2) include the candidate’s and recommender’s names and addresses and provide biographical information about the recommended candidate that would be required if the candidate were to be nominated; and (3) include the proposed nominee’s written consent to serve as a nominee, if nominated, and as a director, if elected. The Board may request additional information from either the stockholder making the recommendation or the person recommended. Stockholder recommendations that meet the requirements set forth above will be considered using the same criteria as other candidates considered by our Nominating Committee.

We have not received any stockholder recommendations or nominations with respect to the Annual Meeting, except the nominations made by the Nominating Committee, which includes members who are stockholders. We did not pay any third party to identify or assist in the evaluation of any candidate for election to our Board.

HOW CAN I COMMUNICATE WITH THE BOARD?

Our Board believes it is important for security holders to send communications to the Board of Directors. Accordingly, any security holder who desires to communicate with our independent directors or any other directors, individually or as a group, may do so by e-mailing the party to whom the communication is intended at contactus@advancedmagnetics.com or by writing to the party for whom the communication is intended, care of our General Counsel, Advanced Magnetics, Inc., 61 Mooney Street, Cambridge, Massachusetts 02138. Our General Counsel will then deliver any communication to the appropriate party or parties.

HOW ARE THE COMPANY’S DIRECTORS COMPENSATED?

During the fiscal year ended September 30, 2005, we paid cash compensation to the non-employee members of the Board for each member’s service as follows: (1) a retainer of $2,000 per quarter for service as a director; (2) a fee of $1,000 for participation in certain committee meetings, including Audit Committee meetings; and (3) an additional fee of $1,000 annually for service as the Chairman of the Audit Committee.

On November 1, 2005, November 2, 2004 and November 4, 2003, each non-employee member of the Board of Directors was granted an immediately exercisable option to purchase 8,000 shares of our common stock under the terms of our 2000 Stock Plan. Non-employee directors then in office will also receive an immediately exercisable option to purchase 8,000 shares of common stock on the first Tuesday in November of 2006, provided that sufficient shares remain under the 2000 Stock Plan for such grants. The exercise price of options granted to our non-employee directors under the 2000 Stock Plan is the fair market value of our common stock on the close of business on the date the option was granted (subject to adjustment for any stock dividend, stock split or other relevant change in our capitalization).

Directors are also eligible for additional discretionary option and other equity-based grants under the terms of our 2000 Stock Plan.

In July 2005, we entered into a one-year consulting agreement with Dr. Pereira to provide advice and consultation to us in the areas of business development, product marketing, and medical affairs. As compensation for Dr. Pereira’s services, we granted him an option to purchase 60,000 shares of common stock under the terms of our 2000 Stock Plan at an exercise price of $10.80, the fair market value of a share of our common stock on the date the option was granted. The option was exercisable with respect to 5,000 shares on the date of grant, and the option becomes exercisable with respect to an additional 5,000 shares at the beginning of each calendar month thereafter, such that by June 1, 2006 all shares will be vested and fully exercisable. The options will also become immediately exercisable in full upon the consummation of a “change of control,” as defined in Dr. Pereira’s option agreement.

In November 2005 the Board of Directors elected Dr. Pereira to serve as President of Advanced Magnetics, and on November 22, 2005 we entered into a three-year employment agreement with Dr. Pereira. Under the terms of the employment agreement, we agreed to pay Dr. Pereira an annual salary of $400,000 per year. In addition, Dr. Pereira is eligible to earn an annual bonus of up to $100,000 per year upon the achievement of certain performance goals determined by our Chief Executive Officer. The employment agreement also provides Dr. Pereira with a monthly automobile allowance of $1,200. Under the terms of the employment agreement, Dr. Pereira will receive one month of severance pay for each month of his employment with Advanced Magnetics up to a maximum of twelve months in the event we terminate his employment without “cause,” as defined in the agreement, or he resigns for “good reason,” as defined in the agreement. The severance period will begin to decrease on the second anniversary of his employment so that for every full month of employment during the final year of the agreement the severance period will be reduced by one month. Therefore, as of the third anniversary of employment, all severance payment obligations to Dr. Pereira shall have terminated. We also agreed to provide Dr. Pereira with a ten-year term life insurance policy in the face amount of $2 million for the benefit of persons designated by Dr. Pereira. We expect the annual premium for such policy to be approximately $1,700 to $2,500.

In connection with his election as President, the Board also granted Dr. Pereira options to purchase 250,000 shares of common stock under the terms of the 2000 Stock Plan at an exercise price of $9.10, the fair market value of a share of our common stock on the date of grant. The options were exercisable with respect to 100,000 shares on the date of grant, and the options become exercisable with respect to an additional 50,000 shares on each of the first, second and third anniversaries of the grant date. In the event we terminate Dr. Pereira’s employment without “cause” or Dr. Pereira terminates his employment for “good reason”, the options will automatically become exercisable in full with respect to all 250,000 shares. The options will also become immediately exercisable in full upon the consummation of a “change of control,” as defined in Dr. Pereira’s option agreements. In addition, the Board agreed to grant Dr. Pereira an additional option to purchase 100,000 shares of common stock following approval of the amendment and restatement of the 2000 Stock Plan described in this proxy statement at an exercise price equal to the fair market value of our common stock on the date of grant so long as Dr. Pereira is still employed by us at that time. Such option would be exercisable in equal annual installments over three years.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock, referred to herein as “Reporting Persons,” to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. Except for (a) each of our then independent directors, each of whom filed a late Form 4 in connection with their respective option grants on November 2, 2004, (b) Sheldon L. Bloch, one of our directors, who filed a late Form 4 in connection with a purchase of our common stock by his wife and (c) Marlene Kaplan Goldstein, a beneficial owner of greater than 10% of our common stock, who filed a late Form 3 after becoming a 10% holder of our common stock, each, based on our review of the copies of such filings received by us with respect to the fiscal year ended September 30, 2005, and written representations from our directors and executive officers who served in such capacity during the fiscal year ended September 30, 2005, we believe that all Reporting Persons complied with all Section 16(a) filing requirements for the fiscal year ended September 30, 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Rachel Konforty, the daughter of Jerome Goldstein, our Chairman of the Board, Chief Executive Officer, and Treasurer, was employed by us as General Counsel through February 2005 and as Corporate Counsel through May 2005 and Lisa Gordon, also the daughter of Mr. Goldstein, is employed by us as Vice President of Business Development. Ms. Konforty accrued $98,745 in salary and bonus payments during fiscal 2005, and Ms. Gordon accrued an annual salary of $155,430 during fiscal year 2005. Ms. Konforty was, and Ms. Gordon is, eligible for employee benefits plans and programs available generally to all salaried employees, including option grants.

As further described above under “HOW ARE THE COMPANY’S DIRECTORS COMPENSATED?”, in July 2005 we entered into a one-year consulting agreement with Dr. Brian J.G. Pereira, one of our directors, to provide advice and consultation to us in the areas of business development, product marketing, and medical affairs. As compensation for Dr. Pereira’s services, we granted him an option to purchase 60,000 shares of common stock under the terms of our 2000 Stock Plan at an exercise price of $10.80, the fair market value of a share of our common stock on the date the option was granted. As also further described above, in connection with his election as President of the Company in November 2005, we entered into a three-year employment agreement with Dr. Pereira, at which time we granted him options to purchase 250,000 shares of our common stock and agreed to grant him an additional option to purchase 100,000 shares upon shareholder approval of the Amended and Restated 2000 Stock Plan.

LIMITATION OF LIABILITY AND INDEMNIFICATION

Our Certificate of Incorporation provides that we shall indemnify our directors and officers to the fullest extent that Delaware law permits. Delaware law permits a corporation to indemnify any director, officer, employee or agent made or threatened to be made a party to any pending or completed proceeding if the person acted in good faith and in a manner that the person reasonably believed to be in the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

Our Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by Delaware law. Delaware law provides that directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

•       any breach of their duty of loyalty to the corporation or its stockholders;

•       acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•       unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•       any transaction from which the director derived an improper personal benefit.

This provision has no effect on any non-monetary remedies that may be available to us or our stockholders, nor does it relieve us or our officers or directors from compliance with federal or state laws.

In addition, our directors are parties to indemnification agreements that provide specific contractual assurance that the indemnification protection promised by our Certificate of Incorporation and by-laws will be available.

Also, as permitted by our Certificate of Incorporation, we have purchased and maintain insurance on behalf of our directors and officers for any liability arising out of their actions in that capacity, regardless of whether our Certificate of Incorporation would otherwise permit indemnification for that liability.

CODE OF ETHICS

Our Board of Directors has adopted a Code of Ethics applicable to all of our employees and directors and it is available on our website at www.advancedmagnetics.com, under the heading “Investors”; however, information found on our website is not incorporated by reference into this proxy statement. Any amendments to or waivers of the Code of Ethics that apply to the Company’s principal executive officer, principal financial officer or principal accounting officer and that relates to any element of the definition of the term “code of ethics,” as that term is defined by the SEC, will be posted on our website at the address above.

EXECUTIVE OFFICERS

HOW WERE THE COMPANY’S EXECUTIVE OFFICERS COMPENSATED IN FISCAL YEAR 2005?

Summary of Executive Compensation

The following table sets forth the annual and long-term compensation of each of the Named Executive Officers for each of the fiscal years ended September 30, 2005, 2004 and 2003:

SUMMARY COMPENSATION TABLE

			Long-Term Compensation Awards(2)
	Annual Compensation(1)		Securities Underlying	All Other
Name and Principal Position	Fiscal Year	Salary($)	Options/SARs(#)	Compensation($)(3)
Jerome Goldstein	2005	334,339	0	2,000
Chairman of the Board of Directors,	2004	326,621	0	2,000
Chief Executive Officer	2003	299,445	25,000	2,000
and Treasurer
Michael N. Avallone(4)	2005	126,743	4,000	2,000
Chief Financial Officer and	2004	21,034	10,000	0
Vice President of Finance	2003	N/A	N/A	N/A

(1)          Excludes perquisites and other personal benefits, the aggregate annual amount of which for each officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported.

(2)          We did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during the fiscal years ended September 30, 2005, 2004 and 2003.

(3)          Represents amount contributed by the Company for the benefit of such individual to our 401(k) plan.

(4)          Mr. Avallone joined the Company as Chief Financial Officer in July 2004.

401(k) Plan

We have adopted a 401(k) plan. Participants in our 401(k) plan may contribute a portion of their total annual compensation, not to exceed the specified statutory limit. The 401(k) plan permits, but does not require, us to make contributions to the 401(k) plan on behalf of our employees. Our current practice is to match every dollar of an employee’s contributions up to the first 6% of an employee’s compensation with a total maximum matching contribution of $2,000 per year. All contributions to the 401(k) plan by or on behalf of employees are subject to the aggregate annual limits prescribed by the Internal Revenue Code.

Option Grants in the Last Fiscal Year

The following table sets forth grants to the Named Executive Officers of stock options during the fiscal year ended September 30, 2005:

OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

	Individual Grants				Potential Realizable Value At Assumed
	Number Of Securities Underlying	Percent Of Total Options/ SARs Granted To	Exercise Or		Annual Rates of Stock Price Appreciation For
	Option/ SARs	Employees in	Base Price	Expiration	Option Term(2)
Name	Granted (#)(1)	Fiscal Year	($/Sh)	Date	5%($)	10%($)
Jerome Goldstein	0	0	—	—	0	0
Michael N. Avallone	4,000 (3)	1.6%	16.80	2/1/15	42,280	107,080

(1)          No stock appreciation rights, referred to in the above table as SARs, were granted in the fiscal year ended September 30, 2005.

(2)          Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on our common stock over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect our estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the timing of such exercise and the future performance of our common stock. The rates of appreciation assumed in this table are illustrative only and may not be achieved. The amounts reflected may not be received by the individuals.

(3)          Options granted under our 2000 Stock Plan at an exercise price equal to the fair market value of our common stock on the date of grant. The options have a term of ten years from the date of grant and become exercisable as to 25% of the shares on each of the first four anniversaries of the date of grant until such options are fully exercisable.

Option Exercises and Fiscal Year-End Values

The following table sets forth information with respect to options to purchase our common stock held by each Named Executive Officer, including (i) the number of shares of common stock purchased upon exercise of options in fiscal year 2005, (ii) the net value realized upon such exercise, (iii) the number of unexercised options outstanding at September 30, 2005 and (iv) the value of such unexercised options at September 30, 2005:

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
SEPTEMBER 30, 2005 OPTION/SAR VALUES

	Shares Acquired on	Value Realized	Number of Securities Underlying Unexercised Options/SARs at September 30, 2005 (#)		Value of Unexercised In-The-Money Options/SARs at September 30, 2005 ($)(2)
Name	Exercise(#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Jerome Goldstein	0	0	12,422	12,500	57,056	50,700
Michael N. Avallone	0	0	4,000	10,000	0	0

(1)          Amounts disclosed in this column do not reflect amounts actually received by the Named Executive Officers but are calculated based on the difference between the fair market value of the Company’s common stock on the date of exercise and the exercise price of the options. The Named Executive Officers will receive cash only if and when they sell the common stock issued upon exercise of the options, and the amount of cash received by such individuals is dependent on the price of the Company’s common stock at the time of such sale.

(2)          Value is based on the difference between the option exercise price and the fair market value at September 30, 2005 ($9.71 per share as quoted on the American Stock Exchange) multiplied by the number of shares underlying the option.

REPORT ON EXECUTIVE COMPENSATION BY THE BOARD OF DIRECTORS

WHAT IS OUR EXECUTIVE COMPENSATION PHILOSOPHY?

During the fiscal year ended September 30, 2005, the Board of Directors was responsible for establishing and administering the Company’s executive compensation programs. The Company’s executive compensation policies rely on regular cash salaries and significant equity incentives in the form of stock options. Determinations of compensation of our executive officers for the fiscal year ending September 30, 2006 will be made by our independent directors, and neither Mr. Goldstein nor Dr. Pereira will be present during deliberations about, nor determinations of, their respective compensation.

Salaries of the highest paid executive officers who served the Company during the fiscal year ended September 30, 2005 are listed on the Summary Compensation Table found on page 15. On an annual basis, the Board of Directors reviews the salaries of the Company’s executive officers and, while it is not required to, the Board may in its discretion increase their salaries. The Board has typically adjusted the compensation of each of the executive officers by the same percentage amount. The amount of the annual increases has historically reflected the Board’s subjective assessment of the salary level necessary for the Company to remain at the approximate median in compensation levels when compared to other biopharmaceutical companies of comparable size and geographical location (which together comprise a subset of the Company’s Peer Group Indexes referred to in the Stock Performance Graph below), and the Board’s subjective judgment as to Company performance. In fiscal year 2005, the Board determined the Company’s performance primarily by reference to the progress of the Company’s product development efforts, including efforts toward obtaining approval for one of the Company’s product candidates, the progression of clinical trials for another of the Company’s product candidates, the consummation by the Company of a substantial financing transaction, and the Company’s efforts with respect to various potential strategic transactions. The Board determined to grant the Named Executive Officers the compensation disclosed in the Summary Compensation Table found on page 15.

In order to align the interests of executives and other employees with stockholders and motivate them to work for the long-term growth of the Company, the Company provides significant stock option grants to its employees. Executives, other than the Chief Executive Officer, are typically considered once a year for stock option grants, and it is the Company’s policy to weight total compensation toward equity compensation through stock options. Options are generally granted at fair market value and become exercisable ratably over a four-year period, with exceptions in certain rare instances. The actual number of stock options granted to executives is not determined pursuant to a formula, but rather they are awarded subjectively by the Board in its discretion. The Board determined to grant the Named Executive Officers the number of options disclosed in the Option/SAR Grants in Last Fiscal Year table found on page 16.

Section 162(m) of the Internal Revenue Code (the “Code”) prohibits the Company from deducting compensation paid in any year to certain executives in excess of $1 million but does not subject performance-based compensation to this limit. While the Board of Directors intends to design certain components of executive compensation to preserve deductibility under Section 162(m) of the Code, it believes that stockholder interests are best served by not restricting the Board’s or independent directors’ discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, the Board has from time to time approved, and the Board or the Company’s independent directors may in the future approve, compensation arrangements for certain officers, including the grant of stock options, that may not be fully deductible for federal corporate income tax purposes.

HOW WAS THE COMPANY’S CHIEF EXECUTIVE OFFICER COMPENSATED IN FISCAL YEAR 2005?

The compensation of the Chief Executive Officer has typically been adjusted annually by a percentage within the range of percentage increases for all of the Company’s employees. In exercising its discretion, the Board takes into consideration, among other things, the Company’s progress in achieving the goals of the Board of Directors (focusing in recent periods on the Company’s product development, clinical trial progress and marketing strategies, efforts by the Company to consummate a substantial financing transaction, and the Company’s efforts with respect to various potential strategic transactions), and the compensation packages of executive officers of comparable companies of similar size and geographic location in the biopharmaceutical industry.

As a result of the Company’s performance and his individual contribution, Jerome Goldstein was awarded the amounts reflected in the Summary Compensation Table on page 15 in fiscal year 2005.

Respectfully Submitted by the Board of Directors of Advanced Magnetics, Inc.*

Sheldon L. Bloch	Edward B. Roberts
Jerome Goldstein	Mark Skaletsky
Michael D. Loberg	Theodore I. Steinman
Brian J.G. Pereira

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

We do not have a compensation committee. Our Board was responsible for determining compensation of our executive officers. During the fiscal year ended September 30, 2005, Jerome Goldstein, our Chairman of the Board of Directors, Chief Executive Officer and Treasurer, participated in the establishment and administration of our executive compensation programs. No other officer or employee participated in our Board’s deliberations regarding executive officer compensation. Mr. Goldstein was not present during discussions and abstained from voting with respect to his compensation as an executive officer of the Company. As discussed above, determinations of compensation of our executive officers for the fiscal year ending September 30, 2006 will be made by our independent directors, and neither Mr. Goldstein nor Dr. Pereira will be present during deliberations about, nor determinations of, their respective compensation.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of Sheldon L. Bloch, Michael D. Loberg and Edward B. Roberts. No member of the Audit Committee is an officer or employee of the Company, and aside from being a director and stockholder of the Company, each is otherwise “independent” of the Company as such term is defined in the listing standards of the American Stock Exchange and the rules of the SEC. In addition, each member of the Audit Committee is an “audit committee financial expert” as defined by SEC regulations and at least one member has accounting or financial employment experience or other comparable experience or background, which results in financial sophistication, as required by the American Stock Exchange. The Audit Committee operates under a written charter adopted by the

*                    Current members of the Board of Directors who served during fiscal year 2005.

Board of Directors and it is available on our website at www.advancedmagnetics.com, under the heading “Investors”; however, information found on our website is not incorporated by reference into this proxy statement.

The Audit Committee has reviewed the Company’s audited financial statements for each of the three fiscal years ended September 30, 2005, 2004 and 2003, and has discussed them with both management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm. The Audit Committee has reviewed and discussed with PricewaterhouseCoopers LLP, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, their judgments as to matters related to the conduct of the audit of the Company’s financial statements and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as currently in effect. The Audit Committee has met with PricewaterhouseCoopers LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. The Audit Committee has received the written disclosures and the letter from the PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as currently in effect. The Audit Committee has discussed with PricewaterhouseCoopers LLP that firm’s independence from management and the Company and considered the compatibility of the firm’s provision of non-audit services with maintaining the firm’s independence and found the provision of such services to be compatible with the firm’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005 for filing with the SEC.

Respectfully Submitted by the Audit Committee of the Board of Directors of Advanced Magnetics, Inc.

Sheldon L. Bloch
Michael D. Loberg
Edward B. Roberts

Equity Compensation Plan Information

We maintain five equity compensation plans, all of which were approved by our stockholders, under which our equity securities are authorized for issuance to our employees and/or directors:  the 2003 Employee Stock Purchase Plan, the 2000 Stock Plan, the 1993 Stock Plan, as amended, the 1992 Non-Employee Director Stock Option Plan and the 1993 Non-Employee Director Stock Option Plan. The following table presents information about these plans as of September 30, 2005.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	917,272	$9.11	402,366	(2)(3)
Equity compensation plans not approved by security holders	None	None	None
Total	917,272	$9.11	402,366

(1)          Excludes 621,779 shares of common stock issuable upon exercise of outstanding warrants issued in connection with financing transactions.

(2)          Available for grant under the 2000 Stock Plan and our 2003 Employee Stock Purchase Plan.

(3)          Excluding number of securities listed in the first column to be issued upon exercise of outstanding options and rights.

No further grants may be made under the 1993 Stock Plan, the 1992 Non-Employee Director Stock Option Plan or the 1993 Non-Employee Director Stock Option Plan.

STOCK PERFORMANCE GRAPH

The following graph compares the yearly percentage change in the cumulative total stockholder return on our common stock during the five fiscal years ended September 30, 2005 with the cumulative total return on the American Stock Exchange Market Value Index and our Peer Groups based on SIC Code 2834 (pharmaceutical preparations) and SIC Code 2835 (in vitro and in vivo diagnostic substances). The comparisons assume $100 was invested on September 29, 2000 in our common stock, in the American Stock Exchange Market Value Index and with our Peer Groups, and assumes reinvestment of dividends, if any.

COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE
COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS

	FISCAL YEAR ENDING
COMPANY/INDEX/MARKET	9/29/2000	9/28/2001	9/30/2002	9/30/2003	9/30/2004	9/30/2005
Advanced Magnetics	100.00	80.27	136.00	244.00	372.27	258.93
Pharmaceutical Preparations	100.00	92.41	67.94	77.81	82.15	88.61
Diagnostic Substances	100.00	69.68	60.58	82.88	86.53	91.00
AMEX Market Index	100.00	74.98	81.46	100.67	116.21	140.67

The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used in the graph was obtained from Hemscott, Inc., a source we believe is reliable. However, we are not responsible for any errors or omissions in such information.

The information contained in the Audit Committee Report, the Report on Executive Compensation of the Board of Directors and the Stock Performance Graph above shall not be deemed to be “soliciting material” or “filed” with the SEC, or deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Act, or any filing under the Exchange Act except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate this information by reference into any such filing, and will not otherwise be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act except to the extent that we specifically incorporate it by reference.

PROPOSAL II:  AMENDMENT AND RESTATEMENT OF OUR 2000 STOCK PLAN TO, AMONG OTHER THINGS, INCREASE THE NUMBER OF SHARES OF OUR COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE PLAN BY 1,000,000 TO 2,000,000.

On November 15, 2005, our Board of Directors approved, subject to the approval of our stockholders at the Annual Meeting, an amendment and restatement of our 2000 Stock Plan. The primary purposes of the amendment and restatement are to:

•       Increase the number of shares of our common stock available for issuance under the plan by an additional 1,000,000, for a total of 2,000,000;

•       Add a provision to the plan to clarify that it is intended that all grants under the plan are to be excluded from the application of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and any regulations promulgated thereunder; and

•       Make certain other technical changes to the plan that are not material, individually or in the aggregate.

The other material features of the plan remain the same as under the terms of the plan previously approved by our stockholders.

The plan currently provides for the issuance of up to an aggregate of 1,000,000 shares of our common stock in connection with the grant by our Board of Directors of incentive stock options, non-qualified stock options, stock awards and opportunities to make direct purchases of our common stock to employees, directors, officers and consultants of the Company. If our stockholders approve the proposed amended and restated 2000 Stock Plan, the maximum number of shares that may be issued under the plan would be 2,000,000 in the aggregate. This number includes approximately 882,675 shares issuable upon exercise of currently outstanding unexercised options under the plan as of December 12, 2005, 4,625 shares available for additional awards under the current plan as of December 12, 2005, and the additional 1,000,000 shares authorized by the proposed amendment and restatement.

Our stockholders are being asked to approve the proposed amendment and restatement of our 2000 Stock Plan because, as of December 12, 2005, only 4,625 shares remained available for grant under the current plan. We rely on stock options as an essential part of the compensation packages necessary for us to attract, retain and motivate experienced and qualified employees, directors and consultants. Our Board of Directors approved the proposed amendment and restatement of our 2000 Stock Plan in order to ensure that we would be able to continue to attract, retain and motivate the quality of employees, directors and consultants we will need to complete the clinical development of, obtain regulatory approval for, and market our product candidates. Our Board of Directors believes that the amended and restated 2000 Stock Plan will provide a necessary number of additional shares to permit us to continue to provide meaningful long-term, equity-based incentives to present and future key employees.

While our Board of Directors is aware of and has considered the potential dilutive effect of additional awards and option grants, it also recognizes the performance and motivational benefits of equity compensation and believes that the proposed increase in available shares is consistent with the compensatory practices of other bio-pharmaceutical companies. The exercise price associated with almost all of the option grants under the existing 2000 Stock Plan were made at or above fair market value at the time of grant, and our Board intends to issue all future option grants at an exercise price at or above fair market value. As a result, no dilution to our stockholders occurs upon the grant of an option unless and until the stock price increases. Furthermore, since our Board typically grants options that become exercisable over a four year period, employees must generally remain with the Company in order to reap the potential benefits of their option grants.

The 2000 Stock Plan is also proposed to be amended to clarify that it is intended that all awards granted under the plan shall be excluded from the application of Section 409A of the Code and if any provision of the plan or any award under the plan is subject to Section 409A of the Code, the plan or award shall be modified or interpreted in order to achieve such intent. Given that the regulations related to Section 409A of the Code are only in proposed form, we do not know whether this amendment will have any binding effect.

The Amended and Restated 2000 Stock Plan is also being submitted for your approval at the Annual Meeting as required by the listing rules of the American Stock Exchange.

New Plan Benefits

In connection with his election as President of Advanced Magnetics on November 15, 2005, our Board of Directors granted Dr. Brian J.G. Pereira an option to purchase 250,000 shares of common stock under the terms of the 2000 Stock Plan at an exercise price of $9.10, the fair market value of a share of our common stock on the date of grant. In addition, the Board agreed to grant Dr. Pereira an additional option to purchase 100,000 shares following approval of the amendment and restatement of the 2000 Stock Plan described in this proxy statement at an exercise price equal to the fair market value of our common stock on the date of grant so long as Dr. Pereira is still employed by us at that time. Such option would be exercisable in equal annual installments over three years.

We cannot determine at this time either the other persons who will receive awards under the Amended and Restated 2000 Stock Plan or the amount of any such awards as the recipients and amounts of such awards will be determined at the discretion of our Board of Directors.

The affirmative vote of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting and entitled to vote is required to approve the proposed Amended and Restated 2000 Stock Plan.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT AND RESTATEMENT OF OUR 2000 STOCK PLAN.

The following is a summary of the key provisions of the proposed Amended and Restated 2000 Stock Plan as most recently approved by our Board of Directors. The following summary is qualified in its entirety by reference to the full text of the proposed Amended and Restated 2000 Stock Plan as set forth in Appendix A to this proxy statement.

SUMMARY OF THE AMENDED AND RESTATED 2000 STOCK PLAN

Purpose.   The purpose of the plan is to attract, retain and motivate our employees, officers, directors, consultants and advisors by providing stock options and other opportunities to purchase equity interests in the Company pursuant to the plan.

Shares Subject to the Plan.   As amended and restated, up to an aggregate of 2,000,000 shares of our common stock will be available for issuance under the plan. If any option or award expires or is terminated, surrendered or forfeited, in whole or in part, the unissued common stock covered thereby will again be available for issuance under the plan. Also, if any shares of common stock issued pursuant to the plan are repurchased by the Company at no more than cost, such shares will again be available for issuance under the plan. However, the cumulative number of shares issued under the plan will not exceed 2,000,000. No participant in the plan may be granted stock options, awards and purchase opportunities for more than 500,000 shares of common stock during any single fiscal year. In the event of any stock split, stock dividend, recapitalization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up or other similar event, the number of shares, per-participant limit and the exercise or purchase price with respect to any stock option or award will be appropriately adjusted.

Eligibility.   The plan provides for the grant of incentive stock options, non-qualified stock options, stock awards, and opportunities to make direct purchases of our common stock to employees, officers, directors, consultants and advisors of the Company, subject to stockholder approval as discussed below. For information concerning the United States federal income tax consequences of the grant of any incentive stock options, non-qualified stock options, stock awards, or opportunities to make direct purchases of our common stock, please see below.

Administration.   The plan is administered by our Board of Directors. Subject to the provisions of the plan, the Board of Directors has the authority to:

•       determine to whom stock options, awards, or purchase opportunities shall be granted;

•       determine the time at which stock options, awards, and purchase opportunities shall be granted or made;

•       determine the exercise or purchase price for stock options, awards, and purchase opportunities;

•       determine whether each option granted shall be an incentive stock option or a non-qualified stock option;

•       determine when each incentive or non-qualified stock option shall become exercisable and the duration of the exercise period;

•       determine whether restrictions such as repurchase options are to be imposed on shares subject to any stock options, awards, or purchase opportunities and the nature of such restrictions, if any; and

•       interpret the plan and prescribe and rescind rules and regulations relating to it, with each director abstaining from decisions regarding the grant to such director of any stock options, awards, or purchase opportunities.

To the extent permitted by applicable law, the Board of Directors may delegate any or all of its authority to one or more committees of the Board or to one or more executive officers of the Company.

Price and Duration.   The exercise price per share for each incentive stock option and non-qualified option granted under the plan may be set at the direction of our Board of Directors, but, under current federal income tax laws, may not be less than the fair market value per share of our common stock on the date of such grant in the case of an incentive stock option. In the case of an incentive stock option to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of our outstanding stock, under current federal income tax laws, the price per share for such incentive stock option shall not be less than one hundred ten percent (110%) of the fair market value per share of our common stock on the date of grant. Under current federal income tax laws, the aggregate fair market value (determined at the time of grant) of the shares of our common stock subject to incentive stock options granted to an employee and which first become exercisable during any calendar year cannot exceed $100,000; any portion of an incentive stock option grant that exceeds such $100,000 limit will be treated for tax purposes as a non-qualified stock option. The purchase price for any stock awards granted under the plan may be set at the direction of our Board of Directors, but must be at least equal to the per share par value of our common stock. Each option expires on the date specified by the Board of Directors, but, under current federal income tax laws, not more than (i) ten years from the date of grant in the case of options generally and (ii) five years from the date of grant in the case of incentive stock options granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of our outstanding stock.

Exercisability of Shares.   The vesting schedule of all stock options, awards and purchase opportunities shall be determined by the Board of Directors. An option shall be exercisable in whole or in part by giving written notice to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares.

Amendment and Termination.   The Board of Directors may from time to time adopt amendments, certain of which are subject to stockholder approval, and may terminate the plan at any time (although such action shall not affect options previously granted). Any shares subject to an option which for any reason expires or terminates unexercised may again be available for future grants under the 2000 Plan. No options may be granted under the Amended and Restated 2000 Plan after November 7, 2010.

On September 30, 2005, the closing market price per share of our common stock was $9.71, as reported by the American Stock Exchange.

United States Federal Income Tax Consequences.   The following discussion summarizes certain United States federal income tax considerations for persons receiving incentive stock options, non-qualified stock options, stock awards, or opportunities to make direct purchases of our common stock under the Amended and Restated 2000 Stock Plan and certain tax effects on the Company, based upon the provisions of the Code as in effect on the date of this proxy statement, current regulations and existing administrative rulings of the Internal Revenue Service. However, this summary is not intended to be a complete discussion of all the United States federal income tax consequences of these plans.

Incentive Stock Options:

1.     In general, no taxable income results to the optionee upon the grant of an incentive stock option or upon the issuance of shares to him or her upon the exercise of the incentive stock option, and the Company is not entitled to a federal income tax deduction upon either grant or exercise of an incentive stock option.

2.     If shares acquired upon exercise of an incentive stock option are not disposed of within (i) two years from the date the incentive stock option was granted or (ii) one year from the date the shares are issued to the optionee pursuant to the incentive stock option exercise, the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

3.     If shares acquired upon exercise of an incentive stock option are disposed of and the optionee does not satisfy the required holding periods, which is known as a “disqualifying disposition”, then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the incentive stock option over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

4.     In any year that an optionee recognizes ordinary income as the result of a disqualifying disposition of stock acquired by exercising an incentive stock option, the Company generally should be entitled to a corresponding federal income tax deduction.

5.     The difference between the amount realized by the optionee as the result of a disqualifying disposition and the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules generally will be treated as capital gain or loss.

6.     Capital gain or loss recognized by an optionee on a disposition of shares will be long-term capital gain or loss if the optionee’s holding period for the shares exceeds one year.

7.     An optionee may be entitled to exercise an incentive stock option by delivering shares of our common stock to us in payment of the exercise price if the optionee’s option agreement so provides. If an optionee exercises an incentive stock option in such fashion, special rules will apply.

8.     In addition to the tax consequences described above, the exercise of incentive stock options may result in an “alternative minimum tax” under the Code. The Code provides that an “alternative minimum tax” will be applied against a taxable base which is equal to “alternative minimum taxable income,” generally reduced by a statutory exemption. In general, the amount by which the value of the shares received upon exercise of the incentive stock option exceeds the exercise price is included in the optionee’s alternative minimum taxable income. A taxpayer is required to pay the higher of his or her regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an incentive stock option may be entitled to a tax credit against his or her regular tax liability in later years.

9.     Special rules apply if the shares acquired upon the exercise of an incentive stock option are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

Non-Qualified Options:

1.     The optionee generally does not recognize any taxable income upon the grant of a non-qualified stock option, and the Company is not entitled to a federal income tax deduction by reason of such grant.

2.     The optionee generally will recognize ordinary income at the time of exercise of a non-qualified stock option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company may be required to withhold income tax on this amount.

3.     When the optionee sells the shares acquired upon exercise of a non-qualified stock option, he or she generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee’s holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

4.     The Company generally should be entitled to a federal income tax deduction when ordinary income is recognized by the optionee.

5.     An optionee may be entitled to exercise a non-qualified stock option by delivering shares of our common stock to us in payment of the exercise price. If an optionee exercises a non-qualified stock option in such fashion, special rules will apply.

6.     Special rules apply if the shares acquired upon the exercise of a non-qualified stock option are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

Awards and Purchases:

The following general rules are applicable under current federal income tax law to the grant of stock award and purchase opportunities under the Amended and Restated 2000 Stock Plan:

1.     Under current federal income tax law, persons receiving common stock pursuant to a stock award generally will recognize ordinary income equal to the fair market value of the shares received, in the case of a stock award, or the excess of the fair market value of the shares (determined on the date of purchase) over the purchase price, in the case of an authorization to purchase shares directly. The Company generally will be entitled to a corresponding federal income tax deduction. When such stock is sold, the seller generally will recognize capital gain or loss.

2.     Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

PROPOSAL III:  AMENDMENT OF OUR CERTIFICATE OF INCORPORATION

By a vote of our Board of Directors on November 15, 2005, the Board approved and deemed advisable to our stockholders that we amend our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to increase the number of shares of our common stock authorized thereunder from 15,000,000 to 25,000,000 shares. Shares of our common stock, including the additional shares proposed for authorization, do not have preemptive or similar rights.

As of December 12, 2005, there were approximately 9,910,229 shares issued and outstanding and approximately 1,220,397 shares reserved for future issuance pursuant to outstanding options granted under our stock plans, 621,779 shares reserved for future issuance pursuant to outstanding warrants, and 62,741 shares reserved for future issuance pursuant to our 2003 Employee Stock Purchase Plan. Prior to the amendment to the Certificate of Incorporation, we had authority to issue approximately                           additional shares of common stock without further stockholder approval. If the amendment to our Certificate of Incorporation is approved, we will have the authority to issue approximately                           additional shares of common stock without further stockholder approval. We believe that the number of authorized shares of common stock should be increased to provide sufficient shares for such corporate purposes as may be determined by our Board of Directors to be necessary or desirable. These purposes may include, without limitation: raising capital through the sale of common stock or securities convertible into common stock; acquiring other businesses in exchange for shares of our common stock; entering into collaborative research and development arrangements with other companies in which our common stock or the right to acquire common stock are part of the consideration; facilitating broader ownership of our common stock by effecting a stock split or issuing a stock dividend; and attracting and retaining valuable employees by the issuance of additional stock options, including additional shares reserved for future option grants under our stock plans. Our Board of Directors considers the authorization of additional shares of common stock advisable to ensure prompt availability of shares for issuance should the occasion arise. However, except as otherwise disclosed in this proxy statement, the Company has no current plans, arrangements or understandings to issue any of the additional shares to be authorized pursuant to this proposal.

In addition, our authorized but unissued shares of common stock could be used to make a change in control of the Company more difficult or costly. The issuance of additional shares of Common Stock could have the effect of diluting stock ownership of the persons seeking to obtain control of the Company. We are not aware, however, of any pending or threatened efforts to obtain control of the Company, and our Board of Directors has no current intention to use the additional shares of common stock to impede a takeover attempt.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS, AND DEEMS ADVISABLE A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION.

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has selected the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2006 fiscal year. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since our inception in November 1981. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

The fees billed for the 2005 and 2004 fiscal years by PricewaterhouseCoopers LLP for services provided to us were as follows:

	2005	2004
Audit Fees(1):	$201,845	$123,275
Audit-Related Fees:	14,763	0
Tax Fees(2):	20,775	18,500
All Other Fees:	0	0
Total	$237,383	$141,775

(1)          Audit and audit-related fees consisted of audit work performed in the preparation of financial statements for the fiscal years ended September 30, 2005 and 2004, respectively, as well as work generally only our independent registered public accounting firm can reasonably be expected to provide, such as statutory audits, comfort letters, consents, assistance with and review of documents filed with the SEC, and work associated with corporate governance (Sarbanes-Oxley) related requirements.

(2)          Tax fees consisted of fees related to federal and state income tax compliance and advice. This includes preparation of federal and state income tax returns for the Company in 2005 and 2004 for the prior fiscal years ended September 30, 2004 and 2003, respectively.

All services to be rendered by PricewaterhouseCoopers LLP in fiscal year 2006 are permissible under applicable laws and regulations, and were pre-approved by the Audit Committee. The Audit Committee has approved the performance by PricewaterhouseCoopers LLP of certain non-audit services for fiscal year 2006. In addition, each member of the Audit Committee has the authority to approve any additional audit services and permissible non-audit services provided that such member informs the Audit Committee of such approval at its next regularly scheduled meeting. Pursuant to the rules of the SEC, the fees billed by PricewaterhouseCoopers LLP for services during fiscal years 2005 and 2004 are disclosed in the table above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with policies of the SEC regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The Audit Committee has approved the engagement of PricewaterhouseCoopers LLP and has approved the provision of certain other specific services, but has not implemented a pre-approval policy. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval by one or more of its members before engaging the independent registered public accounting firm.

*   *   *   *   *   *   *   *   *

By Order of the Board of Directors

MARLENE KAPLAN GOLDSTEIN,
Secretary

THE BOARD OF DIRECTORS WELCOMES STOCKHOLDERS WHO WISH TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

APPENDIX A

ADVANCED MAGNETICS, INC.

Amended and Restated 2000 Stock Plan

1.                 Purpose and Eligibility

The purpose of this Amended and Restated 2000 Stock Plan (the “Plan”) of Advanced Magnetics, Inc. (the “Company”) is to provide stock options and other equity interests in the Company (each an “Award”) to employees, officers, directors, consultants and advisors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan. Any person to whom an Award has been granted under the Plan is called a “Participant.” Additional definitions are contained in Section 8.

2.                 Administration

(a)   Administration by Board of Directors.   The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. All decisions by the Board shall be final and binding on all interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan.

(b)   Appointment of Committees.   To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean such Committee or the Board.

(c)   Delegation to Executive Officers.   To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Board may determine; provided that the Board shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officers.

3.                 Stock Available for Awards

(a)   Number of Shares.   Subject to adjustment under Section 3(c), the aggregate number of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) that may be issued pursuant to the Plan is 2,000,000 shares. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than cost, such shares of Common Stock shall again be available for the grant of Awards under the Plan; provided, however, that the cumulative number of such shares that may be so reissued under the Plan will not exceed 2,000,000 shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b)   Per-Participant Limit.   Subject to adjustment under Section 3(c), no Participant may be granted Awards during any one fiscal year to purchase more than 500,000 shares of Common Stock.

(c)   Adjustment to Common Stock.   In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is appropriate. If Section 7(e)(i) applies for any event, this Section 3(c) shall not be applicable.

4.                 Stock Options

(a)   General.   The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable.

(b)   Incentive Stock Options.   An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall be granted only to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonqualified Stock Option”.

(c)   Exercise Price.   The Board shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify it in the applicable option agreement.

(d)   Duration of Options.   Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

(e)   Exercise of Option.   Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 4(f) for the number of shares for which the Option is exercised.

(f)    Payment Upon Exercise.   Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment:

(i)    by check payable to the order of the Company;

(ii)   except as otherwise explicitly provided in the applicable option agreement, and only if the Common Stock is then publicly traded, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or

(iii)  to the extent explicitly provided in the applicable option agreement, by (x) delivery of shares of Common Stock owned by the Participant valued at fair market value (as determined by the Board or as determined pursuant to the applicable option agreement), (y) delivery of a promissory note of the Participant to the Company (and delivery to the Company by the Participant of a check in an amount equal to the par value of the shares purchased), or (z) payment of such other lawful consideration as the Board may determine.

5.                 Restricted Stock

(a)   Grants.   The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to (i) delivery to the Company by the Participant of a check in an amount at least equal to the par value of the shares purchased, and (ii) the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

(b)   Terms and Conditions.   The Board shall determine the terms and conditions of any such Restricted Stock Award. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

6.                 Other Stock-Based Awards

The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards or stock units.

7.                 General Provisions Applicable to Awards

(a)   Transferability of Awards.   Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b)   Documentation.   Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board. Each Award may contain terms and conditions in addition to those set forth in the Plan; provided that such terms and conditions do not contravene the provisions of the Plan.

(c)   Board Discretion.   The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

(d)   Termination of Status.   The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e)   Acquisition of the Company

(i)    Consequences of an Acquisition.

Unless otherwise expressly provided in the applicable Option or Award, upon the occurrence of an Acquisition, the Board or the board of directors of the surviving or acquiring entity (as used in this Section 7(e)(i), also the “Board”), shall, as to outstanding Awards (on the same basis or on different bases, as the Board shall specify), make appropriate provision for the continuation of such Awards by the Company or the assumption of such Awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Awards either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or acquiring corporation or

(c) such other securities as the Board deems appropriate, the fair market value of which (as determined by the Board in its sole discretion) shall not materially differ from the fair market value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition. In addition to or in lieu of the foregoing, with respect to outstanding Options, the Board may, upon written notice to the affected optionees, provide that one or more Options then outstanding shall become immediately exercisable in full and that such Options must be exercised within a specified number of days of the date of such notice, at the end of which period such Options shall terminate; or provide that one or more Options then outstanding shall become immediately exercisable in full and shall be terminated in exchange for a cash payment equal to the excess of the fair market value (as determined by the Board in its sole discretion) for the shares subject to such Options over the exercise price thereof.

An “Acquisition” shall mean: (x) the sale of the Company by merger in which the stockholders of the Company in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor); or (y) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (z) any other acquisition of the business of the Company, as determined by the Board.

(ii)   Assumption of Options Upon Certain Events.   In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

(iii)  Parachute Awards.   Notwithstanding the provisions of Section 7(e)(i), if, in connection with an Acquisition described therein, a tax under Section 4999 of the Code would be imposed on the Participant (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code), then the number of Awards which shall become exercisable, realizable or vested as provided in such section shall be reduced (or delayed), to the minimum extent necessary, so that no such tax would be imposed on the Participant (the Awards not becoming so accelerated, realizable or vested, the “Parachute Awards”); provided, however, that if the “aggregate present value” of the Parachute Awards would exceed the tax that, but for this sentence, would be imposed on the Participant under Section 4999 of the Code in connection with the Acquisition, then the Awards shall become immediately exercisable, realizable and vested without regard to the provisions of this sentence. For purposes of the preceding sentence, the “aggregate present value” of an Award shall be calculated on an after-tax basis (other than taxes imposed by Section 4999 of the Code) and shall be based on economic principles rather than the principles set forth under Section 280G of the Code and the regulations promulgated thereunder. All determinations required to be made under this Section 7(e)(iii) shall be made by the Company.

(f)    Withholding.   Each Participant shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part by transferring shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (as determined by the Board or as determined pursuant to the applicable option agreement). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(g)   Amendment of Awards.   The Board may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonqualified Stock Option; provided that, the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(h)   Conditions on Delivery of Stock.   The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(i)    Acceleration.   The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option.

8.                 Miscellaneous

(a)   Definitions.

(i)    “Company” for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of Advanced Magnetics, Inc., as defined in Section 424(f) of the Code (a “Subsidiary”), and any present or future parent corporation of Advanced Magnetics, Inc., as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term “Company” shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.

(ii)   “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(iii)  “employee” for purposes of eligibility under the Plan (but not for purposes of Section 4(b)) shall include a person to whom an offer of employment has been extended by the Company.

(b)   No Right To Employment or Other Status.   No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

(c)   No Rights As Stockholder.   Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

(d)   Effective Date and Term of Plan.   Subject to the approval of the stockholders of the Company, the Plan shall be effective as of the date on which it was adopted by the Board. No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but Awards previously granted may extend beyond that date.

(e)   Amendment of Plan.   The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

(f)    Governing Law.   The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

(g)   Application.   Notwithstanding the foregoing, it is intended that all Awards granted hereunder shall be excluded from the application of Section 409A of the Code and if any provision of this Plan or any Award hereunder is subject to Section 409A of the Code, the Plan or Award shall be modified in order to achieve such intent.

Adopted by the Board of Directors on
November 15, 2005, subject to Stockholder approval
To be Voted Upon by the Stockholders on
February 7, 2006.

P

ADVANCED MAGNETICS, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD FEBRUARY 7, 2006
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoint(s) Jerome Goldstein and Edward B. Roberts, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of stock of Advanced Magnetics, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 61 Mooney Street, Cambridge, Massachusetts 02138, on Tuesday, February 7, 2006 at 10:00 a.m., local time, and at any adjournment thereof.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE PROPOSED AMENDMENT TO THE 2000 STOCK PLAN, FOR THE PROPOSED AMENDMENT OF OUR CERTIFICATE OF INCORPORATION AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 4.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

ADVANCED MAGNETICS, INC.

February 7, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

 Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.	Election of Directors – To elect seven members to the Board			2.	Proposal to approve the	FOR	AGAINST	ABSTAIN
	of Directors to serve until the next Annual Meeting of				amendment and restatement	☐	☐	☐
	Stockholders and until their successors have been elected				of the 2000 Stock Plan, to,
	and qualified.				among other things, increase
		NOMINEES:			the number of shares of
☐	FOR ALL NOMINEES	o	SHELDON BLOCH		common stock available for
		o	JEROME GOLDSTEIN		issuance under the Plan by
☐	WITHHOLD AUTHORITY	o	MICHAEL D. LOBERG		1,000,000 to 2,000,000.
	FOR ALL NOMINEES	o	BRIAN J.G. PEREIRA
		o	EDWARD B. ROBERTS
		o	MARK SKALETSKY	3.	Proposal to approve an	FOR	AGAINST	ABSTAIN
☐	FOR ALL EXCEPT	o	THEODORE I. STEINMAN		amendment to our Certificate	☐	☐	☐
	(See instructions below)				of Incorporation, as amended,
increasing the number of
shares of our common stock
authorized thereunder from
15,000,000 to 25,000,000

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each
nominee you wish to withhold, as shown here: •
				4.	To transact such other business as may properly come before
				the Annual Meeting.		☐

Mark box at right if you plan to attend the Annual Meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder			Date:	Signature of Stockholder			Date:

Note:  Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such, if the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.